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                                                                    EXHIBIT 10.6

                                  May 24, 1999



Mr. J. Merritt Belisle
Chairman of the Board and
  Chief Executive Officer
Classic Communications, Inc.
515 Congress Avenue
Austin, TX  78701

                  Re:  Management and Advisory Fees

Dear Merritt:

                  This letter confirms the agreement of Classic Communications, Inc., a Delaware corporation ("Classic"), that Brera Classic, LLC, a Delaware limited liability company ("Brera"), in connection with the transactions contemplated by (i) that certain Investment Agreement, dated as of the date hereof (the "Investment Agreement"), between Classic and Brera, including the exhibits thereto, and (ii) that certain Securities Purchase Agreement, dated as of May 11, 1999 (the "Securities Purchase Agreement"), among Classic, Buford Group, Inc. and certain other sellers named therein (together, the "Agreements") will be entitled to the following:

                  (1) simultaneously with the closing of the transactions contemplated by the Investment Agreement (the "Closing"), Classic will pay Brera a $3.0 million fee in consideration for Brera's efforts in arranging the transactions contemplated by the Investment Agreement and the Securities Purchase Agreement; provided such fee may not be modified without the prior written approval of an Investor Majority (as defined in the Stockholders' Agreement);

                  (2) Classic will pay Brera an annual fee of $250,000 in consideration for any transactional assistance or advise that Brera provides to Classic, which fee will be payable at Closing for 1999 and during the first week of January beginning January 2000 until Classic is sold or completes an Initial Public Offering (as defined in the Stockholders' Agreement); provided such


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         fee may not be modified without the prior written approval of an
         Investor Majority (as defined in the Stockholders' Agreement); and

                  (3) Classic will reimburse Brera (a) regardless of whether the transactions contemplated hereby are consummated, in an amount up to $750,000 for all reasonable out-of-pocket costs and expenses incurred by Brera and its affiliates in connection with the Agreements and the transactions contemplated thereby, including, without limitation, all fees and expenses of legal counsel, financial advisors, accountants, and all third-party consultants engaged by Brera and its affiliates to assist in such transactions, provided that the $750,000 cap cannot be waived or increased without the approval of an Investor Majority (as defined in the Stockholders' Agreement), (b) in the event of Closing, for the fees payable to Brera's financial advisors in connection with the Closing (including fees of Merrill Lynch & Co.), and (c) all fees and expenses incurred in connection with enforcing the provisions of, and collecting amounts payable pursuant to, this Agreement, including fees and expenses of legal counsel; provided that, Brera will not be entitled to reimbursement pursuant to this Agreement if the transactions contemplated by the Investment Agreement are not consummated as a result of a willful breach of the terms of that agreement by Brera. Such reimbursements will be due to Brera promptly following any termination of the Investment Agreement for any reason or, in the case of fees and expenses incurred thereafter, promptly upon demand therefor. All amounts payable under this Agreement will be paid in immediately available funds by wire transfer to an account or accounts designated by the recipient of such amounts.

                  (4) All questions concerning the validity, meaning and effect of this letter shall be determined in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State, without regard to the principles of conflicts of laws except to the extent necessary to permit this letter to be governed by New York law as set forth above.

                  (5) EACH OF THE SIGNATORIES TO THIS LETTER HEREBY CONSENTS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY NEW YORK STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR


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         RELATING TO THIS LETTER, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY
         BUSINESS OR OTHER DISPUTES BETWEEN THE SIGNATORIES (WHETHER SUCH ACTIONS OR PROCEEDINGS ARE BASED IN STATUTE, TORT, CONTRACT OR OTHERWISE), SHALL BE LITIGATED IN SUCH COURTS. EACH SIGNATORY (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (C) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS. EACH SIGNATORY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURIS-DICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS
         OR PROCEEDINGS. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE SIGNATORIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE SIGNATORY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW,
         ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A SIGNATORY REFUSES TO ACCEPT SERVICE, EACH SIGNATORY AGREES THAT SERVICE UPON THE APPROPRIATE SIGNATORY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A SIGNATORY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                  (6) EACH OF THE SIGNATORIES TO THIS LETTER HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LETTER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LETTER AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. EACH SIGNATORY ALSO WAIVES ANY BOND OR SECU-


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         RITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF
         ANY OF THE OTHER SIGNATORIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS LETTER, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH SIGNATORY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN EXECUTING THIS LETTER AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH SIGNATORY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LETTER OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS LETTER MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.


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         ACCORDINGLY, EACH SIGNATORY ACKNOWLEDGES THAT IT HAS WAIVED ITS RIGHT
         TO SUE OR BE SUED IN TEXAS AND TO A JURY TRIAL. EACH SIGNATORY HAS DISCUSSED THIS LETTER WITH ITS COUNSEL AND AGREES TO BE BOUND BY ITS TERMS.





                                              Very truly yours,

                                              BRERA CLASSIC, LLC



                                              By:    /s/ Lisa A. Hook
                                                 --------------------------
                                              Name:  Lisa A. Hook
                                              Title: Authorized Signatory




Agreed and Accepted this
24th day of May, 1999.

CLASSIC COMMUNICATIONS, INC.



By:    /s/ J. Merritt Belisle
   --------------------------------
Name:  J. Merritt Belisle
Title: Chief Executive Officer

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